Exhibit 4.10

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of April 30, 2010, among (a) Solo Cup Company, a Delaware corporation (“Solo Delaware”), and Solo Cup Operating Corporation, a Delaware corporation (“SCOC” and, together with Solo Delaware, the “Co-Issuers”), (b) each of the other subsidiaries of the Company listed on the signature pages hereto (collectively, the “Guarantors”), and (c) U.S. Bank National Association, a nationally chartered banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Co-Issuers and the Guarantors heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 2, 2009, providing for the issuance of the Co-Issuer’s 10.5% Senior Secured Notes due 2013 (the “Notes”);

WHEREAS, on March 31, 2010, SCOC acquired all of the capital stock of InnoWare Plastic Holding Company, Inc., a Delaware corporation (“Plastic Holding”), which owned all of the capital stock of InnoWare Plastic, Inc., a Florida corporation (“InnoWare Plastic”);

WHEREAS, effective as of the date hereof, Plastic Holding and InnoWare Plastic will merge with and into SCOC, with SCOC as the surviving entity;

WHEREAS, in connection with the merger, Section 5.01(a)(D) of the Indenture requires each Guarantor to amend its guarantee of the Notes pursuant to the Indenture (a “Note Guarantee”) to confirm that its Note Guarantee will apply to the obligations of the Co-Issuers following the merger;

WHEREAS, the Co-Issuers and the Guarantors desire to enter into this Supplemental Indenture to confirm that the Note Guarantees will apply to the obligations of the Co-Issuers following the merger;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Co-Issuers, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes:

1. Capitalized Terms. Capitalized terms that are defined in the Indenture and used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendment of Note Guarantees. Each Guarantor hereby confirms that its Note Guarantee shall apply to the obligations of the Co-Issuers in accordance with the Notes and the Indenture.

3. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTE GUARANTEES.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Co-Issuers and the Guarantors.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SOLO CUP COMPANY, a Delaware corporation

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Chief Executive Officer and President

SOLO CUP OPERATING CORPORATION, a Delaware corporation

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Chief Executive Officer and President

SF HOLDINGS GROUP, INC., a Delaware corporation

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Chief Executive Officer and President

First Supplemental Indenture – Signature page 1 of 3

LILY-CANADA HOLDING CORPORATION, a Delaware corporation

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President

SOLO CUP (UK) LIMITED, a company organized under the laws of England and Wales

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Director

INSULPAK HOLDINGS LIMITED, a company organized under the laws of England and Wales

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Director

SOLO CUP EUROPE LIMITED, a company organized under the laws of England and Wales

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Director

First Supplemental Indenture – Signature page 2 of 3

P. R. SOLO CUP, INC., an Illinois corporation

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President

SOLO MANUFACTURING LLC, a Delaware limited liability company

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President

SOLO CUP OWINGS MILLS HOLDINGS

By: Solo Cup Operating Corporation, a Delaware corporation, as sole beneficial owner of Solo Cup Owings Mills Holdings

By:	/s/Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Chief Executive Officer and President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/Joshua Hahn
Name:	Joshua Hahn
Title:	Assistant Vice President

First Supplemental Indenture – Signature page 3 of 3